Exhibit I

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, each of the undersigned hereby agrees that only one statement containing the information required on Schedule 13G need be filed with respect to ownership by each of the undersigned of shares of Common Stock of Change Technology Partners, Inc.

                                                   September 21, 2000
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                                                         (Date)

                                                  CLAPBOARD RIDGE, LLC
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                                            By: /s/ Clayton J. Rohrbach, III
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                                                       (Signature)

                                            Clayton J. Rohrbach, III, Manager
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                                                      (Name/Title)




                                                   September 21, 2000
                                         ---------------------------------------
                                                         (Date)

                                              /s/ Clayton J. Rohrbach, III
                                         ---------------------------------------
                                                       (Signature)

                                                Clayton J. Rohrbach, III
                                         ---------------------------------------
                                                      (Name/Title)